BONE BIOLOGICS CORPORATION

September 24, 2015

Bone Biologics Corporation

321 Columbus Ave.

Boston, MA 02116

Attention: Founders

Dear Drs. Soo, Ting and Wu:

1.	This letter agreement has been written to confirm our understanding regarding the past work product and past data related to Nell-1. By executing this Agreement Ben Wu, Chia Soo and Eric Kang Ting (the “Founders”) hereby agree to deliver all past work product and past data related to Nell-1 (the “Data”) which Bone Biologics Corporation (“Bone Bio”) deems to have value to Bone Bio as it progresses to and commences the manufacturing of Nell-1 (the “Data”), as set forth on Schedule I attached hereto. The Founders are not asked to perform additional research or produce new data. The Founders agree that Bone Biologics shall have the right to use the Data in its sole discretion, within the applicable licensing rights granted by the University of California, beginning as of the date hereof and that such right shall not be subject to termination in any way by the Founders. Absent any additional agreement between Bone Bio and the Founders, it is understood that the Founders will have no further obligation to Bone Bio to provide work product or any other services beyond what is contained herein as defined in Schedule I.

Bone Bio agrees to issue 1,153,846 shares of restricted common stock to the Founders in the percentages set forth on Annex I attached hereto (the “Shares”) on the earlier to occur of (i) the third anniversary of the date hereof and (ii) a “Liquidity Event” which shall mean Bone Bio’s initial public offering or APO/OTCB/PIPE/PPM/PREFERRED CONVERT or sale in exchange for reasonable efforts by Founders to provide the work product and data set forth in Schedule I attached hereto. For transactions and liquidity events that involve customary lockup periods, the Shares shall vest on the expiration date of the lock-up period. The Founders agree to accept the Shares in full satisfaction for the delivery of the Data.

The Founders understand that the Shares are restricted and may not be sold, transferred or otherwise disposed of without registration under the Securities Act of 1933, as amended (the “Securities Act”) or an exemption therefrom, and that in the absence of an effective registration statement covering the Shares or an available exemption from registration under the Securities Act, the Shares must be held indefinitely. Bone Bio will register these Shares on behalf of the Founders at the earliest opportunity as permitted under the Securities Act of 1933 (the “Act”). The certificate or certificates representing the Shares shall bear the following legends (as well as any legends required by applicable state and federal corporate and securities laws); provided however, that once the Shares are registered for resale pursuant to the Act such legend will be removed upon the sale of such Shares:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

The Founders represent and warrant to Bone Bio that each is an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D of the Securities Act.

In the event that Bone Bio pursues an equity financing of common stock, inclusive of, and not limited to, any exercise of warrant options Bone Bio shall request that the placement agent include an aggregate of up to $2,250,000 worth of common stock owned by the Founders (the “Founders Shares”) in such equity financing. If the placement agent advises Bone Bio that in their opinion the Founders Shares requested to be included in such private placement exceeds the number of shares of common stock which can be sold in such offering on behalf of the Company without adversely affecting the marketability of such offering for the Company, the Company will include common stock in such financing in accordance with the following formula: for each $1,000,000, the Founders shall be allowed to sell $250,000 of Founders common shares until the Founders Shares as defined herein are sold provided that Bone Bio fully discloses in the use of proceeds the intent to sell such Founders Shares to the Placement Agent or the investor(s), as applicable. Founders agree that the foregoing right shall not be applicable to any public offering of the Company’s securities, which would be subject to customary restrictions and lock-up periods required by the Company’s underwriter in connection with such public offering. Founders acknowledge that the Company makes no warranties to Founders that any Founder Shares will be sold, and any such sale is subject to acceptance by Placement Agent or the investor(s), as applicable.

2.	The Founders will deliver the Data to:

Stephen LaNeve

Bone Biologics Corporation

321 Columbus Ave

Boston, MA 02116

All Data provided may be used in Bone Bio’s discretion within the applicable licensing rights granted by the University of California.

The parties shall comply with all applicable laws, rules and regulations, including the federal false claims statute (31 U.S.C. 3729) and anti-kickback statute (42 U.S.C. 1320a-7 (b)) and the related safe harbor regulations. Accordingly, no part of any consideration paid hereunder is a prohibited payment for the recommending or arranging for the referral of business or the ordering of items or services. If any portion of this Agreement is found by any court or agency with jurisdiction over the subject matter hereof not to be in compliance, that portion of the Agreement shall be deemed retroactively amended and reformed as necessary to comply and the parties shall cooperate in taking such actions as are necessary and desirable to ensure such compliance.

3.	Miscellaneous

a. This Agreement constitutes the sole, full and complete agreement by and between the parties with regard to the subject of this Agreement, and no amendments, changes, additions, deletions, or modifications of this Agreement will be valid unless reduced to writing, signed by the parties, and attached hereto.

b. This Agreement will not be considered accepted, approved, or otherwise effective until the signature of each party is affixed in the space provided below and written documentation of Bone Bio Board approval for this Agreement is also obtained. Please be advised that a fully executed Agreement with Bone Bio approval must be received by Founders and Bone Bio within 7 business days of the above date. If not received within that period, either party reserves the right to re-evaluate the terms of this Agreement.

c. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. Execution may be made by delivery by facsimile or via electronic format.

All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and shall be mailed, hand delivered, sent by a recognized overnight courier service such as Federal Express, or sent via facsimile/electronic mail and confirmed by letter, to the party to whom it is addressed at the following addresses or such other address as such party may advise the other in writing:

To Bone Bio: as set forth on the signature page hereto.

To the Founders: as set forth on the signature page hereto.

All notices hereunder shall be effective upon receipt by the party to which it is addressed.

d. Any rights or obligations contained herein that by their nature should survive termination of this Agreement shall survive, including, but not limited to, acknowledgments and use of Data.

e. This Agreement shall be governed by and construed in accordance with the laws of California without regard to choice of law principles. The parties hereby consent to jurisdiction in the State of California and agree that the courts within California shall have exclusive jurisdiction over any issue regarding this Agreement.

f. The parties may modify or amend this Agreement only pursuant to written agreement signed by all parties.

g. If any provisions of this Agreement or application to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement, or the application of such provisions or circumstances other than those as to which it is determined to be invalid or unenforceable shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

h. The failure of any party to insist upon a strict performance of or to seek remedy of any one of the terms or conditions of this Agreement or to exercise any right, remedy or election set forth herein or permitted by law shall not constitute nor be construed as a waiver or relinquishment for the future enforcement of such term, condition, right, remedy or election, but such items shall continue and remain in force and effect. All rights or remedies of any party specified in this Agreement and all other rights or remedies that either party may have at law, in equity or otherwise shall be distinct, separate and cumulative rights or remedies, and no one of them, whether exercised by the party seeking enforcement or not, shall be deemed to be in exclusion of any other right or remedy of such party. Any consent, waiver or approval by either party of any act or matter must be in writing and shall apply only to the particular act or matter to which such consent or approval is given.

If the foregoing terms meet with your approval, kindly confirm your acceptance by dating, signing and returning to us the copy of this letter enclosed for that purpose.

Very truly yours,

Bone Biologics Corporation

By:	/s/ Stephen R. LaNeve
Name:	Stephen R. LaNeve
Title:	CEO
Date:	October 8, 2015

Address for Notice:
321 Columbus Ave
Boston, MA 02116

AGREED AND ACCEPTED:

By:	/s/ Dr. Chia Soo	Date: 10/1/15
Name:	Dr. Chia Soo
Title:	Founder

Address for Notice:

By:	/s/ Dr. Eric Kang Ting	Date: 10/1/15
Name:	Dr. Eric Kang Ting
Title:	Founder

Address for Notice:

By:	/s/ Dr. Ben Wu	Date: 10/8/15
Name:	Dr. Ben Wu
Title:	Founder

Address for Notice:

Annex 1

Founder	Percentage

Ben Wu	33 1/3%

Chia Soo	33 1/3%

Eric Kang Ting	33 1/3%

Schedule 1

1.	Full access to Aragen’s Data from Aragen’s efforts to produce Nell-1 from 2009 to present for technology transfer package for CDMO. Bone Bio acknowledges the fact that the Founders have no control over Aragen’s records and lab notebooks, and can only provide access.

a.	Analytical data for each step of the process to gain an understanding of what worked and what has not worked regarding the assays, bioreactor runs, purification runs, etc.

b.	Inoculum scale up data such as age of the culture at the time of bioreactor inoculation

c.	Bioreactor profile parameters

i.	DO setting
ii.	pH
iii.	titer
iv.	growth curve
v.	expression curve
vi.	nutrient utilization
vii.	Td
viii.	medium supplements during culture
ix.	protein concentration
x.	ratio of pass to fail runs

d.	Final cell density, viability and titer before clarification at harvest

e.	Clarification process

i.	Run time parameters such as length of time to clarify, temperature, any concentration steps used
ii.	Type of clarification material used
iii.	Titer post clarification
iv.	Hold time between harvest, clarification and initial capture step

f.	Data on Nell-1 stability during viral inactivation steps as part of the purification process

i.	Low pH
ii.	Detergents
iii.	Nano filtration

g.	Capture column parameters

i.	Protein loading (concentration per mL loaded)
ii.	Total protein loaded per run
iii.	Column size
iv.	Flow rate (residence time)
v.	Pre and post yield
vi.	Binding capacity of resin

vii.	Yield loss (pass through Nell-1 that did not bind to column)
viii.	Titer post capture
ix.	Potency (active molecule) post capture
x.	SDS-PAGE and SDS analysis
xi.	Co-purifying proteins
xii.	Other analytics employed to provide data

h.	Polishing steps

i.	Data for removal of HCP, DNA/RNA
ii.	Pre and post data

i.	Purified Nell-1

i.	Final purity of each lot
ii.	Protein of each lot
iii.	Potency of each lot

j.	Nano filtration process

k.	Aseptic sterilization process

l.	Formulation of final bulk product

i.	How was this determined
ii.	How long and under what parameters can the product be held without compromising quality

m.	Hold times and conditions at each step of the process

i.	Is there data that could be used to develop the initial hold time parameter at each step

n.	Characterization of Nell-1 at various production steps

i.	Any attempts and data where non-denatured GEL bands were separated and analyzed for activity
ii.	Any attempts and data to separate higher order species via SEC and analyzed for activity
iii.	Any attempts and data to prevent aggregation of Nell-1 into higher species
iv.	Any data on deamination or oxidation of Nell-1
v.	Any data on the effect of endogenous proteases

o.	What lots produced acceptable product and what lots did not produce acceptable product

Any discussions with Aragen on possible solutions

2.	Lyophilization

a.	Any initial data on the development of a lyo cycle
b.	Any initial data on the development of a lyo formulation
c.	Stability data on lyophilized Nell-1
d.	Any know effects of moisture or temperature on the lyophilized Nell-1
e.	Capacity of apatite coated TCP for Nell-1
f.	Elution profile of Nell-1 from apatite coated TCP
g.	Assay to monitor active Nell-1 eluted from TCP
h.	Thoughts on delivery device

3.	Potency assay SOP as run at UCLA.

a.	List of all reagents and their sources
b.	Data on how control was established
c.	Actual protocol for potency assay
d.	Data on the performance of each Nell-1 lot evaluated
e.	Have there been times when the assay did not work on a sample, but upon re-running the sample worked (MTBF)
f.	Have there been times when the control also failed in the assay
g.	How was this assay qualified
h.	Will need their assistance during any equivalence testing between their current assay and any newly developed potency assay

4.	Performance data on how the quality of regenerated bone post exposure to Nell-1 was measured and determined

a.	In the rodent models
b.	In the sheep models
c.	In the monkey models

5.	Nell-1 antibody data

a.	Data on host antibody production after the application of Nell-1 during early research in rodent models
b.	Similar data for the sheep and monkey experiments

6.	Nell-1 Distribution data

a.	Data on the distribution of Nell-1 after local application in rodent models
b.	Similar data for the sheep and monkey experiments

7.	Dosing Data

a.	Methods for establishing dosing for rodents, sheep, monkey
b.	Dosing range estimate for humans and methodology for such
c.	Effects noted or anticipated for overdosing

8.	Biocompatibility data for protein

9.	Absorption, distribution, metabolism and excretion (ADME) data in rodent, sheep and monkey studies

10.	Nell-1 + DMX

a.	Stability data of Nell-1 once mixed with DBX (initial time post mixing that should not be exceeded prior to application)
b.	Protocol or current thinking on how to obtain uniform mixing of powdered Nell-1 with DBX
c.	Half life of Nell-1 in DBX after implantation in rodent, sheep and monkey models

11.	Bone Biologics & UCLA Discovery Grant No bio07-10677.

a.	Beyond a summary letter and can find no records in the files
b.	Need deliverable of data produced during this project.

i.	Bioassays to Confirm UCB Bioactivity
ii.	Synthetic Carriers to enhance UCB bioactivity
iii.	UCB is safer than BMP-2
iv.	UCB supports stem cell growth and differentiation
v.	UCB can potentially work within osteoporotic environment
vi.	In-depth MicroCT Analysis of UCB induced Bone Formation in Sheep and Primate Models

12.	Sheep Study

a.	Written and approved protocol
b.	Completed protocol
c.	Data from SF9 derived Nell-1
d.	Data from CHO derived Nell-1
e.	All radiograms
f.	Final report from Colorado State University
g.	Summary of what the founders believe are the key points of the data

13.	Rhesus monkey data

a.	Written and approved protocol
b.	Completed protocol
c.	Data from SF9 derived Nell-1
d.	Data from CHO derived Nell-1
e.	All radiograms
f.	Final report of China company who ran the studies
g.	Summary of the key points of the data